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                                                                     EXHIBIT 2.2

                               FIRST AMENDMENT TO
                         BUSINESS COMBINATION AGREEMENT

      This First Amendment to the Business Combination Agreement (this "AMENDMENT") is entered into as of May 10 2005, by and among ICG, Inc. (f/k/a International Coal Group, Inc.) ("PARENT"), International Coal Group, Inc. (f/k/a ICG Holdco, Inc.) ("HOLDCO"), ICG Merger Sub, Inc. ("PARENT MERGER SUB"), Anker Merger Sub, Inc. ("ANKER MERGER SUB") and Anker Coal Group, Inc. (the "COMPANY").

                                    RECITALS:

      A. Parent, Holdco, Parent Merger Sub, Anker Merger Sub and the Company are parties to the Business Combination Agreement, dated as of March 31, 2005 (the "BUSINESS COMBINATION AGREEMENT"); and

      B. Parent, Holdco, Parent Merger Sub, Anker Merger Sub and the Company desire to amend the Business Combination Agreement as set forth herein.

      NOW, THEREFORE, the parties agree as follows:

   1. Definitions. Capitalized terms not defined in this Amendment have the meanings given such terms in the Business Combination Agreement.

   2. Amendments.

      2.1 The third recital of the Business Combination Agreement is hereby amended and restated in its entirety to read as follows:

            3. Substantially simultaneously herewith, Parent is entering into the Business Combination Agreement among Parent, Holdco, CoalQuest Merger Sub, LLC, CoalQuest Development LLC ("COALQUEST") and its members dated as of March 31, 2005, as such agreement may be amended by the parties thereto (the "COALQUEST AGREEMENT"), pursuant to which the members of CoalQuest (or the equity owners of such members) will, directly or indirectly, contribute their interests in CoalQuest to Holdco in exchange for shares of Holdco common stock (the "COALQUEST ACQUISITION").

      2.2 Section 1.03(a) of the Business Combination Agreement is hereby amended and restated in its entirety to read as follows:

            (a) Except as otherwise provided in Section 1.03(c), each share of Parent Common Stock outstanding immediately prior to the Effective Time will be converted, without any action on the part of the

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                  holder thereof, into the right to receive a number of shares
                  (or a fraction of a share) of Holdco Common Stock equal to the Parent Exchange Amount (the "PARENT MERGER CONSIDERATION" and, together with the Company Merger Consideration, the "MERGER CONSIDERATION").

      2.3 Section 2.03(a) of the Business Combination Agreement is hereby amended and restated in its entirety to read as follows:

            (a) Holdco Certificate of Incorporation. Prior to the Effective Time, Parent will cause the certificate of incorporation of Holdco to be amended and restated in the form attached hereto as Exhibit B by filing the same with the Delaware Secretary of State.

      2.4 The Business Combination Agreement is hereby amended to include the following new Section 6.12:

            6.12 Assignment and Assumption. At the Closing, Holdco and Parent will execute an assignment and assumption agreement in substantially the form attached hereto as Exhibit C.

      2.5 Section 10.01(a) of the Business Combination Agreement is hereby amended by deleting the definitions of "Adjusted Merger Share Number," "Base Merger Share Number" and "IPO Deadline" contained therein and by substituting in lieu thereof the following definitions:

            "ADJUSTED MERGER SHARE NUMBER" means the lesser of (i) (x) 18,373,122 shares of Holdco Common Stock multiplied by (y) the Parent Exchange Amount (such product, the "ADJUSTED MAXIMUM MERGER SHARE NUMBER") and (ii) if the IPO Completion has occurred, the number of shares of Holdco Common Stock equal to $163,250,000 divided by the price per share at which the Holdco Common Stock is offered to the public in the IPO.

            "BASE MERGER SHARE NUMBER" means the lesser of (i) (x) 19,498,581 shares of Holdco Common Stock multiplied by (y) the Parent Exchange Amount (such product, the "BASE MAXIMUM MERGER SHARE NUMBER") and
            (ii) if the IPO Completion has occurred, the number of shares of Holdco Common Stock equal to $173,250,000 divided by the price per share at which the Holdco Common Stock is offered to the public in the IPO.

                                       2
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                  "IPO DEADLINE" means the earliest to occur of (i) March 31,
                  2006, (ii) the date on which the Board of Directors of Parent or Holdco determines to abandon the IPO, and (iii) the IPO Completion. For purposes hereof, "ABANDON" means an express determination by the Board of Directors of Parent or Holdco not to proceed with the IPO prior to March 31, 2006 and will not include a determination by the Board of Directors of Parent or Holdco to temporarily withdraw the Holdco Form S-1, for example, as a result of market conditions at the time.

            2.6 Section 10.01(a) of the Business Combination Agreement is hereby amended to include the following additional definition:

                  "PARENT EXCHANGE AMOUNT" means a number or fraction equal to the number of shares of Holdco Common Stock that each share of Parent Common Stock is to be converted into as of the Effective Time as determined by the Board of Directors (or an authorized committee thereof) of each of Holdco and Parent, and which will be specified in a certificate signed by the Chairman of the Board, the Chief Executive Officer or the Chief Financial Officer of Parent and delivered to the Company and CoalQuest; provided that if no such certificate is delivered prior to the Effective Time, the Parent Exchange Amount will be one.

            2.7 Schedule 3.03 of the Business Combination Agreement is amended by adding the following after "3. All filings and registrations necessary under the Company's permits to reflect the change in ownership":

                  to the extent required to be made prior to the Closing, with all such filings and registrations required to be made following the Closing being made following the Closing.

            2.8 Schedule 4.03 of the Business Combination Agreement is amended by adding the following after "All filings and registrations necessary under Parent's permits to reflect the change in ownership":

                  to the extent required to be made prior to the Closing, with all such filings and registrations required to be made following the Closing being made following the Closing.

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      3.    Exhibit B. Exhibit B to the Business Combination Agreement is hereby amended and restated in its entirety to be in the form attached hereto as Annex
1.

      4. Exhibit C. The Business Combination Agreement is hereby amended to include a form of Exhibit C attached hereto as Annex 2.

      5. Incorporation. Section 10.02 and Article XI of the Business Combination Agreement are hereby incorporated mutatis mutandi into this Amendment.

      6. Effect on Business Combination Agreement. Except as specifically amended by this Amendment, the Business Combination Agreement will remain in full force and effect and is hereby ratified and confirmed.

                  [Remainder of Page Intentionally Left Blank]

                                       4
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      IN WITNESS WHEREOF, Parent, Holdco, Parent Merger Sub, Anker Merger Sub
and the Company have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first written above.

                                       ICG, INC.

                                       By:/s/ William D. Campbell
                                          -----------------------------------
                                          Name: William D. Campbell
                                          Title:

                                       ANKER COAL GROUP, INC.

                                       By:/s/ Raymond J. McElhaney
                                          -----------------------------------
                                          Name: Raymond J. McElhaney
                                          Title: President & CFO

                                       INTERNATIONAL COAL GROUP, INC.

                                       By:/s/ William D. Campbell
                                          -----------------------------------
                                          Name:  William D. Campbell
                                          Title:

                                       ICG MERGER SUB, INC.

                                       By:/s/ Wendy Teramoto
                                          -----------------------------------
                                          Name: Wendy Teramoto
                                          Title:

                                       ANKER MERGER SUB, INC.

                                       By:/s/ Wendy Teramoto
                                          -----------------------------------
                                          Name: Wendy Teramoto
                                          Title:

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                                     ANNEX 1

                       HOLDCO CERTIFICATE OF INCORPORATION

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                                     ANNEX 2

                       ASSIGNMENT AND ASSUMPTION AGREEMENT